LOAN AND CONSIGNMENT AGREEMENT


         LOAN AND CONSIGNMENT AGREEMENT, dated as of July __, 1999, by and among BANKBOSTON, N.A., a national banking association with offices at 100 Federal Street, Boston, Massachusetts 02110 ("Lender"); and WESTBURY METALS GROUP, INC., a Delaware corporation with its principal office at 750 Shames Drive, Westbury, New York (the "Parent"), WESTBURY ALLOYS, INC., a Delaware corporation with its principal office at 750 Shames Drive, Westbury, New York ("Alloys"), RELIABLE-WEST TECH, INC., a Delaware corporation with its principal office at 750 Shames Drive, Westbury, New York ("West Tech"), and WESTBURY INTERNATIONAL, INC., a Rhode Island corporation with its principal office at 750 Shames Drive, Westbury, New York ("International") (collectively, Alloys, West Tech, and
International are hereinafter referred to together as the "Companies" and individually as a "Company").

                              W I T N E S S E T H:

         WHEREAS, the Parent, the Companies and the Lender desire to enter into this Loan and Consignment Agreement pursuant to which the Lender will (i) extend a revolving loan to the Companies, (ii) issue letters of credit on behalf of the Companies, (iii) provide forward contracts on behalf of the Companies, and (iv) extend a consignment facility to the Companies, all on the terms and conditions and in reliance upon the representations and warranties of the Companies hereinafter set forth; and

         NOW, THEREFORE, in consideration of the premises and of the mutual promises hereinafter contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.       DEFINITIONS.

         When used herein, the terms set forth below shall be defined as follows:

         1.1 "Advances" means all amounts loaned to the Companies under Paragraph 3 hereof by the Lender.

         1.2 "Affiliate" means (i) any Subsidiary of a Company; (ii) any entity or corporation controlled by a Company, or by any Subsidiary, employee, salesperson, officer, director or shareholder of a Company; (iii) any employee, salesperson, officer, director or shareholder of a Company, and (iv) any entity which controls a Company. For purposes of this definition, "control" shall include the ownership of more than 10% of the outstanding stock of a corporation or of the equity or income of a partnership, a limited liability company or a joint venture.

         1.3 "Approved Locations" means (a) Alloy's premises at 750 Shames Drive, Westbury, New York and 900 Shames Drive, Westbury, New York, (b) West Tech's premises at 750 Shames Drive, Westbury, New York, and at 302 Platts Mill Road, Naugatuck, Connecticut, (c) International's premises at 750 Shames Drive, Westbury, New York, and (d) such other locations as may be agreed upon from time to time in writing by the parties hereto; provided, however, the Lender shall have the right to give written notice that a location, whether now, or hereafter approved, is no longer an Approved Location.

         1.4 "Assignment of Key Man Life Insurance" means the Collateral Assignment of Life Insurance Policy dated July __, 1999 pursuant to which Alloy assigned all of its interest under a certain Insurance Policy No. BU1054888 issued by United of Omaha Life Insurance Company on the life of Mandel Sherman to secure the payment and performance of the Obligations.


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         1.5 "Authorized Representatives" means all person(s) who are authorized by and on behalf of the Companies (a) to transact consignment and purchase and sale transactions with Lender under the Consignment Facility; (b) to request Advances from the Lender under the Revolving Loan; (c) to request that the Lender issue Letters of Credit under the Revolving Loan; (d) to request that an Advance under the Revolving Loan be continued as such or converted to an Advance of another Type; and (e) to request Forward Contracts.

         1.6      "Borrowing Limit" means the lesser of:

(a)  Twelve  Million  Dollars   ($12,000,000)  minus  the  Consignment  Facility
Indebtedness; or

                  (b)      Eighty  percent (80%) of Eligible  Receivables of the
                           Companies   plus  Fifty  percent  (50%)  of  Eligible
                           In-House Catalytic Converter Inventory.

         1.7 "Breakage Fees" means any reduced return to the Lender due to redeployment loss or payment or expense incurred by the Lender as a result of the prepayment or late payment by any Company of any Forward Contract.

         1.8 "Business Day" means each and every day other than Saturdays, Sundays and days on which the Lender is closed by virtue of a national holiday or a holiday in the Commonwealth of Massachusetts.

         1.9 "Company Guaranties" means, singly and collectively, the Unlimited Guaranties of even date executed by each of the Companies of the Obligations incurred by each other Company.

         1.10 "Companies" means, individually and collectively, Alloys, West Tech, and International.

         1.11 "Companies' Address" means each Company's respective address as set forth in the Preamble of this Agreement.

         1.12 "Consigned Precious Metal" means Precious Metal which has been consigned to the Companies by the Lender pursuant to the Consignment Facility.

         1.13 "Consignment Facility" means the facility under Paragraph 2 hereof, whereby the Companies may request consignments of Precious Metal from the Lender.

         1.14 "Consignment Facility Indebtedness" means the value (as determined in accordance with Paragraph 2.2 hereof) of Consigned Precious Metal plus any unpaid purchase price for Consigned Precious Metal.

         1.15     "Consignment Limit" means the least of:

                  (a)      the least of:

                           (i)      Seven Million Dollars ($7,000,000); or

                           (ii) the sum of (i) ninety percent (90%) of Eligible In-House Silver Industrial Product Inventory, plus (ii) ninety percent (90%) of Eligible Precious Metal Bullion, plus (iii) ninety percent (90%) of Eligible In-House Catalyst, plus (iv) plus eighty percent (80%) of Precious Metal contained in Eligible In-House Assay Refining Lot

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                                    Inventory,  plus (iii) seventy percent (70%)
                                    of  Precious  Metal  contained  in  Eligible
                                    Off-Premises Primary Refiners Inventory; or

                  (b) such limit as the Lender and the Companies may agree upon from time to time as evidenced by an amendment in substantially the form of Exhibit C attached hereto and made a part hereof or in such other form as the Lender shall require; or

                  (c) such other limits as the Lender may approve in its sole discretion immediately upon notice to the Companies upon the occurrence of an Event of Default (as hereinafter defined) or upon the occurrence of an event which, with the passage of time or the giving of notice, or both, would be an Event of Default.

         1.16 "Conversion Request" means a notice given by an Authorized Representative to the Lender of the Companies' election to convert or continue an Advance under the Revolving Loan in accordance with Paragraph 4.3 hereof.

         1.17 "Drawdown Date" means, with respect to the Revolving Loan, the date on which any Advance under the Revolving Loan is made or is to be made and the date on which any Advance under the Revolving Loan is converted or continued in accordance with Paragraph 4.3 hereof, as applicable.

         1.18 "Eligible Inventory" means Inventory, valued at the lower of cost or market, which is acceptable to the Lender, in its sole discretion in all respects, and which satisfies all of the following:

         (a)      The Inventory is salable through normal trade channels.

         (b) The Inventory is owned by the Companies or on consignment to the Companies by the Lender pursuant to the Consignment Facility and is not subject to any lien or security interest not expressly permitted by this Agreement and is not on consignment from, or to, any person or entity other than from the Lender to the Companies;

         (c) The Inventory is located at an Approved Location and is subject to a first lien in favor of the Lender;

         (d) The Inventory is not of a class or type which the Lender, in its sole discretion, shall have notified the Companies is not to be included in Eligible Inventory;

         (e) The Inventory has been made available to the Lender for inspection and has been acceptable to the Lender after such inspection, if any; and

         (f) The Inventory is insured to the Lender's satisfaction.

         1.19 "Eligible In-House Catalyst" means Eligible Inventory which is comprised of platinum or palladium from catalytic converters.

         1.20 "Eligible In-House Silver Industrial Product Inventory" means Eligible Inventory, valued at the lower of cost or market, which is acceptable to the Lender in its sole discretion in all respects, and which Inventory constitutes finished goods comprised of silver.


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         1.21  "Eligible   Precious  Metal  Bullion  Inventory"  means  Eligible
Inventory which is acceptable to the Lender in its sole discretion in all respects, and which Inventory consists of Precious Metal bullion.

         1.22 "Eligible In-House Catalytic Converter Inventory" means Eligible Inventory which consists of finished goods comprised of pre-processed catalytic converters.

         1.23 "Eligible In-House Assay Refining Lot Inventory" means Eligible Inventory which is comprised of Precious Metal in refining lots, less toll-ins.

         1.24 "Eligible Off-Premises Primary Refiners Inventory" means all Eligible Precious Metal Bullion Inventory located at pre-approved principal refiners of the Companies, which refiners have entered into such agreements with the Lender as the Lender may reasonably request to confirm the Lender's security interest therein.

         1.25 "Eligible Receivable" means a Receivable which is satisfactory to the Lender, in its sole discretion, in all respects and which satisfies all of the following:

(a) The Receivable is an account which arose in the ordinary course of the business of the applicable Company from or in connection with the performance of services which have, to the best knowledge of such Company, been fully and satisfactorily performed or from the absolute sale of Inventory to which such Company had the sole and complete ownership (subject to the security interests therein permitted hereby) and which has been shipped or delivered to the account debtor as evidenced by shipping or delivery receipts in the possession of such Company or the Lender;

                  (b) The Receivable is subject to a first lien in favor of the Lender and not subject to set off, counterclaim, defense, allowance or adjustment other than discounts for prompt payment in accordance with the normal terms of the applicable Company disclosed to the Lender and shown on the invoice, or to dispute, objection or complaint by the account debtor, and the goods the sale of which gave rise to the Receivable have not been rejected, returned, lost or damaged;

                  (c) The Receivable has been due and payable for not more than thirty (30) days past the due date thereof ;

                  (d)      The Receivable is not due from an Affiliate;

                  (e) The Receivable is not due from an account debtor located in any state requiring qualification or registration of foreign corporations making sales to customers in such state unless either the applicable Company, shall have qualified or registered in such state;

                  (f) Except as otherwise approved by the Lender, the Receivable is not due from an account debtor which has no place of business within the United States unless the applicable Company, has an irrevocable letter of credit in the amount of the Receivable securing payment thereof which is satisfactory to the Lender in all respects;


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                  (g)      The  Receivable is not due from any account debtor as
                           to whom twenty percent (20%) or more of the amount outstanding under invoices submitted to such account debtor are otherwise deemed ineligible hereunder;

                  (h) The Receivable does not arise out of a sale by the Companies of goods consigned to the Companies, or delivered to the Companies, as applicable, on sale or return terms (whether or not compliance has been made with Section 2-326 of the Uniform Commercial Code;

                  (i) The Receivable does not arise out of a sale made on a "bill and hold" or on a delayed billing basis other than upon terms usual to the current business practices of the applicable Company;

                  (j)      The  Receivable  is not owed  pursuant  to a contract
                           with   the   United   States    Government   or   any
                           instrumentality thereof;

(k) The Receivable is not evidenced by a promissory note; and

                  (l) The financial condition of the account debtor is satisfactory to the Lender, in its sole discretion.

         1.26 "Eurodollar Business Day" means any day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

         1.27 "Event of Default" means each and every event specified in Paragraph 11.1 of this Agreement.

         1.28 "Financial Statements" means the audited balance sheets of the Parent and the Companies dated as of June 30, 1998, including combined and combining statements and the statements of income and retained earnings of the Companies for the Fiscal Year ended 1998 on such date prepared and certified by independent certified public accountants and similar management prepared statements for the Fiscal Year ended 1999.

1.29 "Fiscal Year" means the year ending on the Saturday closest to June 30th of each ------------- year.

         1.30 "Forward Contracts" means a contract to sell or purchase Precious Metal at some time in the future between the Lender and any Company.

         1.31 "Forward Contract Exposure" means with respect to any Forward Contract, the percentage agreed upon between the Lender and the Companies of the nominal value based on tenor and volatility up to $1,500,000.00.

         1.32 "Forward Contract Maturity Date" means the maturity date mutually agreed upon by a Company and the Lender for a Forward Contract, which date shall not be later than the Maturity Date.

         1.33 "GAAP" means generally accepted accounting principles consistently applied.

         1.34 "Handy & Harman Price" means with respect to silver, the Handy & Harman published silver base price on the date of valuation, or if no such price is available for such date, said published silver base price on the next previous day for which such price was available.


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         1.35  "Indebtedness"   means,  as  to  the  Companies,   all  items  of
indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, including, without limitation:

                  (a) All indebtedness guaranteed, directly or indirectly, in any manner or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse;

                  (b) All indebtedness in effect guaranteed, directly or indirectly, through agreements, contingent or otherwise; (1) to purchase such indebtedness; or (2) to purchase, sell or lease (as lessee or lessor) property, products, materials or supplies or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or to assure the owner of the indebtedness against loss; or (3) to supply funds to or in any other manner invest in the debtor;

                  (c) All indebtedness secured by (or for which the holder of such indebtedness has a right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon property owned or acquired subject thereto, whether or not the liabilities secured thereby have been assumed;

                  (d) All indebtedness incurred as the consignee of goods under consignment facilities whether or not, in accordance with GAAP, such consignment facilities should be reflected on the consignee's balance sheet; and

                  (e) All indebtedness of any partnership or joint venture in which the Companies or any of their Subsidiaries is a general partner or joint venturer.

         1.36 "Interest Payment Date" shall mean, as to any Prime Rate Advance, the first day of each calendar month commencing with the month following the Drawdown Date until such Advance is paid in full, and, as to any LIBOR Rate Advance, initially, the thirtieth (30th) day after the Drawdown Date thereof, and, thereafter, each successive thirtieth (30th) day until such Advance is paid in full.

         1.37     "Interest Period" shall mean:

                  (a) for any Prime Rate Advance, initially, the period commencing on a Drawdown Date and ending on the last day of the calendar month, and, thereafter, the period commencing on the first day of the immediately succeeding calendar month and ending on the last day of such calendar month; and

(b) for any LIBOR Rate Advance, initially, the period commencing on a Drawdown Date and ending on the 7th, 30th, 60th, 90th, or 180th day after such Drawdown Date (as selected by the Companies or such other period as the Lender and the Companies shall agree upon from time to time in selecting the corresponding LIBOR Rate, but in no event later than the Maturity Date); and, thereafter, the period commencing on the first day after the immediately preceding Interest Period and ending on the thirtieth (30th) day thereafter (or such other period as the Lender and the Companies shall agree upon from time to time in selecting the corresponding LIBOR Rate, but in no event later than the Maturity Date);

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provided that all of the foregoing  provisions  relating to Interest Periods are subject to the following:

                           (i) if any Interest Period with respect to a LIBOR Rate Advance would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day;

                           (ii) if any Interest Period with respect to a Prime Rate Advance would end on a day that is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day; and

                           (iii) if the Companies shall fail to give notice as provided in the Paragraph 4.3, the Companies shall be deemed to have requested a conversion of the affected LIBOR Rate Advance to a Prime Rate Advance on the last day of the then current Interest Period with respect thereto.

         1.38 "Inventory" means all inventory (as defined in Section 9-109(4) of the Uniform Commercial Code), goods, merchandise and other personal property, wherever located, now owned or hereafter acquired by the Companies or acquired on consignment by the Companies which are held for sale or lease, or furnished or are raw materials, work in process, supplies or materials used or consumed in the Companies' business, and all products thereof, and substitutions, replacements, additions or accessions thereto, all cash or non-cash proceeds of all of the foregoing including insurance proceeds.

1.39 "Lender" means BankBoston, N.A., a national banking association.

1.40 "Lender's Address" means 100 Federal Street,  Boston,  Massachusetts 02110,
Attn: Elizabeth Sousa, Vice President.

         1.41 "Letters of Credit" means letters of credit which shall be issued by the Lender for the account of the Companies pursuant to this Agreement.

         1.42 "Letter of Credit Documents" means individual letter of credit applications and agreements for each Letter of Credit to be issued by the Lender, all in form and substance satisfactory to the Lender in accordance with its usual and customary practice and containing such items and conditions, and specifying such prices and in such amounts, as may be offered to the Companies from time to time by the Lender in its sole discretion.

         1.43 "LIBOR Lending Office" means the office of the Lender in London, England.

         1.44 "LIBOR Rate" means, with respect to each Interest Period the rate per annum (adjusted for reserves, if any) at which U.S. dollar deposits in immediately available funds are offered to the LIBOR Lending Office two (2) Eurodollar Business Days prior to the beginning of such Interest Period in the London interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such LIBOR Lending Office are customarily conducted at or about the relevant local time of the LIBOR Lending Office, for delivery on the first day of such Interest Period for the number of days or months comprised therein and in an amount equal to the amount of the LIBOR Rate Advance to be outstanding during such Interest Period. As used herein, "relevant local time" shall mean 11:00 a.m., local time in London, England. In the event that the Board of Governors of the Federal Reserve System shall impose a reserve percentage with respect to LIBOR Deposits of the Lender, then for any period of time during which such reserve percentage shall apply, the LIBOR Rate shall be equal to the amount determined above divided by an amount

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equal to 1 minus the reserve  percentage.  Each  determination of the LIBOR Rate made by the Lender in accordance with this definition shall be conclusive and binding on the Companies, except in the case of manifest error.

         1.45 "LIBOR Rate Advances" means Advances under the Revolving Loan bearing interest calculated by reference to the LIBOR Rate.

         1.46 "Loan Documents" means this Agreement, the Note, the Security Agreement, the Trademark Security Agreement, the Lockbox Agreement, the Parent Guaranty, the Parent Stock Pledge Agreement, the Company Guaranties, the Assignment of Key Man Life Insurance and each additional document executed in connection with any of the foregoing

         1.47  "Lockbox   Agreement"  means  the  Agreement  more   particularly
described in Section 10.30 hereof.

         1.48 "London Bullion Broker's Second Fixing Price": With respect to gold, the London Bullion Broker's second fixing price on the date of valuation of gold, or if no such price is available for such date, then the gold at issue shall be valued on the basis of said London Second Fixing Price on the next previous day for which such price was available.

         1.49     "Maturity Date" means July 15, 2001.

         1.50     "Merc" means the New York Mercantile Exchange.

         1.51 "Merc Palladium Price": For any day, the closing spot settlement price per troy ounce for the sale of palladium on the Merc (or if there is no such price for such day, the price on the next preceding day for which such price exists).

         1.52 "Merc Platinum Price": For any day, the closing spot settlement price per troy ounce for the sale of platinum on the Merc (or if no there is no such price for such day, the price on the next preceding day for which such price exists).

         1.53 "Note" means the Secured Promissory Note of the Companies payable to the Lender in the maximum principal amount of Twelve Million Dollars ($12,000,000.00) in the form of Exhibit A hereto, and any other promissory note which may be issued by the Companies pursuant to this Agreement in substitution therefor, as the same may be amended from time to time.

         1.54 "Obligations" means any and all Indebtedness, obligations and liabilities of the Companies to the Lender of every kind and description, direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising, regardless of how the same arise or by what instrument, agreement or book account they may be evidenced, or whether evidenced by any instrument, agreement or book account, including, without limitation, all indebtedness and obligations under the Consignment Facility, Revolving Loan, and Forward Contracts; all indebtedness, liabilities or obligations owing from the Companies to others which the Lender may have obtained by purchase, negotiation, discount, assignment or otherwise; and all interest, taxes, fees, charges, expenses and attorneys' fees chargeable to the Companies or incurred by the Lender hereunder, or any other document or instrument delivered hereunder or as a supplement hereto.

         1.55 "Operating Cash Flow" means the net profit of the Parent and Companies (and Alloy Tradings S.A.) on a consolidated basis (as determined by GAAP on a first in-first out basis) before reduction for interest, consignment fees, depreciation and amortization and other non-cash expenses, less capital expenditures, less dividends paid, less cash taxes paid.

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         1.56  "Parent"   means   Westbury   Metals  Group,   Inc.,  a  Delaware
corporation.

         1.57 "Parent Guaranty" means the Unlimited Guaranty of even date executed by the Parent in favor of the Lender pursuant to which the Parent unconditionally guaranteed the payment and performance of all Obligations of the Companies to the Lender.

         1.58 "Parent Stock Pledge Agreement" means the Stock Pledge Agreement of even date executed by the Parent pursuant to which the Parent pledged to the Lender all of its ownership interest in the Companies to secure the payment and performance of the Obligations and the Parent Guaranty.

         1.59 "Permitted Liens" means, so long as execution thereon has been stayed:

                  (a) Liens for taxes, assessments or similar charges, incurred in the ordinary course of business, which either are not yet due or are being contested in good faith by appropriate proceedings, and as to which the Companies shall have set aside adequate reserves, and for which a notice of lien has not been filed;

                  (b) Pledges or deposits made in the ordinary course of business to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, old-age pensions or other social security payments;

                  (c) Liens of mechanics, materialmen, warehousemen, carriers, or other like liens, securing obligations incurred in the ordinary course of business that are not yet due and payable;

                  (d) Good faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of ten percent (10%) of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

                  (e) Encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, none of which materially impairs the use of such property by the Companies or any Subsidiary in the operation of their business, and none of which is violated in any material respect by existing or proposed structures of land use;

                  (f) Restrictions, easements and minor irregularities in title which do not and will not interfere with the occupation, use and enjoyment by the Companies of such properties and assets in the normal course of their businesses as presently conducted or materially impair the value of such properties and assets for the purpose of such business;

                  (g)      Liens in favor of the Lender; and

                  (h) Existing liens set forth or described on Exhibit E attached hereto and made a part hereof.

         1.60 "Precious Metal" means (i) fine gold, having a minimum degree of fineness of ninety-nine and 95/100 percent (99.95%), or being of such quality and in such form as agreed upon by the Lender and the Companies, (ii) fine silver, having a minimum degree of fineness of ninety nine and 99/100 percent (99.9%), or being of such quality and in such form as agreed upon by the Lender and the Companies, (iii) fine platinum, having a minimum degree of fineness of ninety nine and 99/100 percent (99.9%), or being of such quality and in such form as agreed upon by the Lender and the Companies, and (iv) fine palladium, having a minimum degree of fineness of ninety nine and 95/100 percent (99.5%), or such quality and in such form as agreed upon by the Lender and the Companies.

         1.61 "Premises" means any real estate owned, used or leased by any of the Companies.

         1.62 "Prime Rate" means the rate of interest designated by the Lender from time to time as being its so-called "base rate" of interest.

         1.63 "Receivables" means all now owned and hereafter acquired, present and future accounts (within the meaning of Section 9-106 of the Uniform Commercial Code) of the Companies, any other obligations or indebtedness owed to the Companies from whatever source arising and all rights of the Companies to receive any payments in money or kind; and all records, documents and instruments evidencing or relating to any of the foregoing, all cash and non-cash proceeds of the foregoing.

         1.64 "Reliable Acquisition" means the acquisition by West Tech of Reliable Corporation, a Connecticut corporation, for the purchase price of $2,100,000.00 as adjusted for inventory and accounts receivable.

         1.65 "Revolving Loan" means the facility under Paragraph 3 hereof, whereby the Companies may request Advances from the Lender and may request that the Lender issue Letters of Credit.

         1.66 "Revolving Loan Indebtedness" means (a) the outstanding principal balance of the Advances made by the Lender under the Revolving Loan; and (b) the undrawn amount of Letters of Credit issued by the Lender for the account of the Companies.

         1.67 "Security Agreement" means that certain security agreement of each of the Companies dated the date hereof in favor of the Lender which secure the payment and performance of the Obligations.

         1.68 "Subordinated Indebtedness" means Indebtedness of the Companies which is subordinated in writing to all indebtedness of the Companies to the Lender on terms satisfactory to the Lender.

         1.69 "Subsidiary" means any corporation of which more than fifty (50%) percent of the outstanding voting securities shall, at the time of determination, be owned by a corporation directly or indirectly through one or more Subsidiaries.

         1.70 "Suspension Event" means any occurrence which (a) is an Event of Default or (b) would become an Event of Default if the notice and/or the running of the period of time specified for that occurrence were to be given and/or were to run and such occurrence was not cured within any applicable grace period.

         1.71 "Tangible Net Worth" means the excess of the Parent's and Companies' total assets on a consolidated basis (less any loans or other indebtedness to any shareholder of the Companies), valuing inventory on a marked to market basis (including the value of all Consigned Precious Metal, whether or not such Precious Metal would be included as an asset of the Companies in accordance with GAAP) over their total liabilities (including their liabilities to the Lender under the Consignment Facility, Forward Contracts and the Revolving Loan) computed in accordance with GAAP plus the amount of any Subordinated Indebtedness, less all intangible assets and deferred charges, including, without limitation, goodwill, debt discount, organization expenses, trademarks and tradenames, patents, deferred product development costs and similar items.

         1.72 "Total Debt" means the total Indebtedness of the Parent and Companies on a consolidated basis which is or which, in accordance with GAAP, should be included on the Parent's and Companies' balance sheets plus Consignment Facility Indebtedness.

         1.73 "Total Debt Service" means the total of the Parent's and Companies' (and Alloy Tradings S.A.'s) interest expense on a consolidated basis (including consignment fees) on all interest bearing debt and current maturities of long term debt, tested on a rolling four quarter basis.

         1.74 "Trademark Security Agreement" means the Trademark Security Agreement of even date executed by the Parent and the Companies in favor of the Lender granting to the Lender a first perfected security interest in all trademarks and tradenames of the Companies.

         1.75 "Type" means, as to any Advance under the Revolving Loan, its nature as a Prime Rate Advance or a LIBOR Rate Advance.

         To the extent not defined in this Paragraph 1, unless the context otherwise requires, accounting and financial terms used in this Agreement shall have the meanings attributed to them by GAAP, and all other terms contained in this Agreement shall have the meanings attributed to them by Article 9 of the Uniform Commercial Code in force in the Commonwealth of Massachusetts, as of the date hereof to the extent the same are used or defined therein.

2.       CONSIGNMENT FACILITY.

         2.1      Consigned Precious Metal; Insurance; Title.

(a) The commodities to be consigned to the Companies by the Lender under the Consignment Facility will consist of Precious Metal as defined herein. EXCEPT FOR THE FINENESS OF THE PRECIOUS METAL AS DEFINED HEREIN, THE LENDER MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE GOODS CONSIGNED OR TO BE SOLD HEREUNDER, WHETHER AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER MATTER, AND THE LENDER HEREBY DISCLAIMS ALL SUCH WARRANTIES.

                  (b) Precious Metal shall be consigned to the Companies by the Lender in amounts as requested by the Companies from time to time in accordance, and in compliance, with the terms and provisions hereof. It is understood that at no time shall the Consignment Facility Indebtedness exceed the Consignment Limit.

                  (c) All deliveries requested by the Companies of Precious Metal shall be made at the Companies' expense and risk by a recognized reputable carrier of the Lender's selection. Following the delivery of Consigned Precious Metal to the Companies, at the Approved Locations, the Companies shall insure the Consigned Precious Metal, including all Consigned Precious Metal which is in transit, to its full value against all risks of loss and shall, as between the Lender and the Companies, accept all risk of loss until its return to the Lender, as hereinafter provided. All such insurance policies shall provide at least thirty
         (30)
         days' prior written notice to the Lender of any cancellation or alteration thereof and shall insure all Consigned Precious Metal wherever it is located. At the Lender's request, the Companies will furnish the Lender with the certificate of an insurance company or companies reasonably satisfactory to the Lender and a true and complete copy of all insurance policies evidencing the satisfaction of the Companies' insurance obligations hereunder and the inclusion of the Lender as an additional insured and loss payee under any applicable policy as its interest may appear; provided, however, that the Lender shall be under no duty either to ascertain the existence of or to examine any such policy or certificate or to advise the Companies in the event such policy shall not comply with the requirements hereof.

                  (d) Title to Consigned Precious Metal shall remain in the Lender until such Consigned Precious Metal is purchased and withdrawn from consignment by the Companies, and Consigned Precious Metal shall for the purposes of this Agreement be deemed to be outstanding on consignment until paid for in full by the Companies as provided in Paragraph 2.3(b) hereof, whereupon title to such purchased Consigned Precious Metal shall pass to the Companies. Upon request by the Lender, the Companies will execute such financing statements and other documents as may be reasonably requested by the Lender to protect the Lender's interests as a consignor and a secured party under the Uniform Commercial Code.

                  (e) Until such time as title to Consigned Precious Metal shall pass to the Companies as hereinabove provided, all Consigned Precious Metal shall at all times be physically located at Approved Locations, or in transit to or from an Approved Location.

                  (f) The Companies shall pay all license fees, assessments and sales, use, excise, property and other taxes now or hereafter imposed by any governmental body or authority with respect to the possession, use, sale, transfer, consignment, delivery or ownership of the Consigned Precious Metal.

                  (g) The Lender shall not be liable for any delay in delivery or for any inability to deliver Precious Metal hereunder directly or indirectly resulting from any unavailability or scarcity of precious metals, foreign or domestic embargoes, seizure, acts of God, insurrections, strikes, war, the adoption or enactment of any law, ordinance, regulation, ruling or order directly or indirectly interfering with the production, sale, consignment or delivery of Precious Metal hereunder, lack of transportation, fire, flood, explosions or other accidents, events or contingencies beyond the Lender's reasonable control.

         2.2      Valuation.

         For the purpose of this Agreement, the value of the Consigned Precious Metal shall be determined on the basis of (i) the London Bullion Brokers' Second Fixing Price with respect to gold, (ii) the Handy & Harmon Price with respect to silver, (iii) the Merc Palladium Price with respect to palladium, and (iv) the Merc Platinum Price with respect to platinum, each, as applicable, on the valuation date, or, if no price is available for such date, then on the basis of said second fixing price on the next previous day for which such price was available. In the event that any of the foregoing pricing indices, as applicable, shall discontinue or alter its usual practice of quoting a price on any day for which such a price is necessary for the purposes hereof, the Lender shall so notify the Companies and the Lender shall at its option announce a substituted index or mechanism which shall thereupon become the method of valuation hereunder.

         2.3      Payments by the Companies.

                  (a) During such time as Consigned Precious Metal is consigned to the Companies hereunder and until the same is withdrawn from consignment and paid for in full by the Companies as hereinafter provided, the Companies will pay to the Lender a fee computed daily on the value of such Consigned Precious Metal at the rate of the Lender's cost of funds plus 2.50% per annum or at such other rate as the Lender shall announce from time to time in writing in substantially the form of Exhibit D attached hereto and made a part hereof, such fee to be accrued on a daily basis and paid to the Lender not later than the fifth Business Day following the receipt of billing.

                  (b)  At  such  time  as  the   Companies   shall  request  the
         consignment and delivery of Consigned Precious Metal under the Consignment Facility, they shall become obligated to pay to the Lender a market premium per troy ounce announced by the Lender at the time of such consignment. Such payment is to be made within five (5) Business Days of the Companies' receipt of the Lender's monthly invoice by bank wire to a bank of the Lender's choice. At such time as the Companies shall purchase and withdraw Consigned Precious Metal from consignment under the Consignment Facility, they shall become obligated to pay to the Lender (i) a purchase price computed in accordance with Paragraph
         2.2 hereof if such purchase is effected by the Companies prior to 2:30 P.M., Greenwich Mean Time, on any Business Day, or (ii) such other purchase price as shall be mutually agreed upon by the Lender and the Companies. All payments of purchase price for Consigned Precious Metal are to be made within two (2) Business Days of such purchase by bank wire to a bank of the Lender's choice, provided, however, title to such Consigned Precious Metal shall not pass until the payment of such purchase price. Consigned Precious Metal shall be deemed to have been purchased and withdrawn from consignment at the earlier of (i) such time as either Consigned Precious Metal or inventory containing Consigned Precious Metal is shipped from an Approved Location, or (ii) such time as the Companies shall notify the Lender they elect to purchase such Consigned Precious Metal from the Lender, or (iii) such time as the Companies sell such Consigned Precious Metal in the ordinary course of their business.

                  (c) The Companies hereby agree to pay upon demand, to the extent permitted by law, late charges on any sum or amount not paid when due under the Consignment Facility at a rate per annum equal to the Prime Rate plus five percent (5%), from the date of delinquency until payment in full.

                  (d) The Companies hereby authorize the Lender from time to time to charge any demand deposit account(s) of the Companies maintained with the Lender at any time and from time to time for the purpose of paying any amounts which are at any time properly payable by the Companies hereunder. The Lender shall be entitled to rely upon this authorization.

         2.4      Requests for Consignments.

                  (a) The Companies shall give to the Lender telephonic notice (confirmed in writing by the Lender) of each request for a consignment under the Consignment Facility.

                  (b) Requests for any consignments under the Consignment Facility shall be furnished to the Lender no later than 12:00 noon (Boston time) on the same Business Day of the proposed consignment.

         2.5      Maintenance of Consignment Limit.

                  (a) If the Consignment Facility Indebtedness at any time exceeds the Consignment Limit, the Companies will promptly, without further notice or demand by the Lender, either:

                           (i) make payment to the Lender, as provided in Paragraph 2.3(b) hereof, for Consigned Precious Metal having an aggregate value sufficient to result in the remaining Consignment Facility Indebtedness being not more than the Consignment Limit, or

                           (ii) deliver to the Lender,  either physically to the
                  Lender's vault in Boston, Massachusetts or through a recognized third party, sufficient of such Consigned Precious Metal to result in the remaining Consignment Facility Indebtedness being not more than the Consignment Limit.

                  (b) Any physical return of Consigned Precious Metal shall be at the Companies' expense and risk and shall only be credited to the Companies' account upon the Lender's assaying the value thereof.

         2.6      True Consignment, Grant of Security Interest.

                  (a) The parties hereto intend that this Agreement shall provide for a true consignment and that all transactions hereunder shall constitute true consignments of the Consigned Precious Metal.

                  (b) To secure the prompt and punctual payment and performance of all the Obligations, whether now existing or hereafter incurred, each of the Companies hereby grants to the Lender a continuing security interest in (i) the Consigned Precious Metal from time to time delivered hereunder by the Lender to the Companies, whether now existing or hereafter arising, (ii) all inventory of the Companies which contains Consigned Precious Metal, whether now existing or hereafter arising, and (iii) all proceeds and products of the foregoing. Nothing contained in the foregoing grant is intended to conflict with the true consignment nature of this Agreement.

         2.7      Termination, Return of Consigned Precious Metal.

(a) The Consignment Facility shall terminate on the Maturity Date. ALL SUMS OUTSTANDING UNDER THE CONSIGNMENT FACILITY WILL BE DUE AND PAYABLE UPON THE EARLIER OF THE OCCURRENCE OF AN EVENT OF DEFAULT AND ACCELERATION OF THE OBLIGATIONS OR THE MATURITY DATE. Termination of the Consignment Facility shall not affect the Companies' duty to pay and perform their obligations to the Lender under the Consignment Facility in full. Notwithstanding termination, until all Obligations have been fully satisfied, the Lender shall retain the security granted under the Security Agreements, and, except for those specific covenants and conditions dealing with the consigning of Precious Metal, all terms and conditions of this Agreement shall remain in full force and effect.

                  (b) Upon termination of the Consignment Facility for any reason, the Companies shall within twenty-four (24) hours following such effective date of termination (i) deliver to the Lender any Consigned Precious Metal theretofore consigned to but not purchased and paid for in full by the Companies; or (ii) make payment for all Consigned Precious Metal theretofore consigned to but not purchased and paid for in full by the Companies, the purchase price thereof to be determined in accordance with Paragraph 2.3(b) hereof, or (iii) deliver to Lender, through a recognized third party, any Consigned Precious Metal theretofore consigned to but not purchased and paid for in full by the Companies. Any physical return of Consigned Precious Metal to the Lender shall be at the Companies' expense and risk and shall only be credited to the Companies' account upon the Lender's assaying the value thereof.

3.       REVOLVING LOAN

         3.1      Revolving Loan

                  (a) Subject to the terms and conditions herein set forth, the Lender hereby agrees that it will lend to the Companies from time to time such sums, and issue such Letters of Credit in such amounts, as applicable, as are requested by the Companies in the manner set forth herein, so long as the sum of the Revolving Loan Indebtedness does not exceed at any time the Borrowing Limit. From the date hereof until the termination of the Revolving Loan in accordance with the terms hereof, and within the Borrowing Limit upon notice by the Companies to the Lender given in accordance with the provisions hereof, the Companies may borrow, repay and reborrow under this Paragraph 3. 1.

                  (b) The  Revolving  Loan will be  evidenced by the Note of the
         Companies in the form attached hereto as Exhibit A. The Companies irrevocably authorize the Lender to make or cause to be made, at or about the time of the Drawdown Date of any Advance or at the time of receipt of any payment of principal on the Lender's Note, an appropriate notation on the Lender's books and records reflecting the making of such Advance or (as the case may be) the receipt of such payment. The outstanding amount of the Advances set forth in the Lender's books and records shall be prima facie evidence of the principal amount thereof owing and unpaid to the Lender, but the failure to record, or any error in so recording, any such amount on the Lender's books and records shall not limit or otherwise affect the obligations of the Companies hereunder or under the Note to make payments of principal of or interest on the Note when due.

         3.2      Interest.

                  (a) Each Advance under the Revolving Loan shall bear interest, at the option of the Companies and subject to the terms and conditions hereinafter set forth, at an interest rate based on either the Prime Rate or the LIBOR Rate.

                  (b) Each Prime Rate Advance shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate equal to the aggregate of the Prime Rate plus one-half percent (1/2%) per annum.

                  (c) Each LIBOR Rate Advance shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate equal to the aggregate of the LIBOR Rate determined for such Interest Period plus two and one half percent (2 1/2%) per annum.

         3.3      Funds for Advances.

                  Not later than 3:00 p.m. (Boston time) on the proposed Drawdown Date of any Advance, subject to the satisfaction of the conditions set forth in Paragraph 4.2 and Paragraph 8.1 hereof, to the extent applicable, the Lender will make available to the Companies the amount of such requested Advances.

         3.4      Late Fee

         If the entire amount of a required principal and/or interest payment under the Revolving Loan is not paid in full within ten (10) business days after the same is due, the Companies shall pay to the Lender a late fee equal to five percent (5%) of the required payment.

         3.5      Use of Proceeds

         The proceeds of the Revolving Loan will be used to pay off the Companies' existing institutional lenders and the balance shall be used for working capital purposes.

         3.6      Loan Account

         The Companies will open and maintain with the Lender an account. Advances under the Revolving Loan will be made by the Lender to the Companies upon telephonic request to credit such advance to the Companies' account made by an Authorized Representative of the Companies. Such request shall be confirmed in writing by the Lender indicating the date and the amount requested. The Companies hereby authorize the Lender to charge or debit at any time and from time to time any demand deposit account maintained by the Companies with the Lender in order to pay sums properly payable hereunder. The Lender shall be entitled to rely upon this authorization.

         3.7      Letter of Credit

                  (a) Subject to and upon the terms and conditions set forth herein, the Lender shall, at any time and from time to time, issue Letters of Credit, in form and substance satisfactory to the Lender in accordance with its usual and customary practice, for the account of the Companies and for the use of the Companies in the ordinary course of their business provided that at no time shall the aggregate face amount of issued Letters of Credit exceed $1,000,000.00 nor shall the Revolving Loan Indebtedness exceed the Borrowing Limit. No Letters of Credit shall have an expiration of later than the Maturity Date. The Letters of Credit shall be governed by the terms of this Agreement and the Letter of Credit Documents signed or guaranteed or otherwise verified by the Companies in a manner satisfactory to the Lender at the time of issuance, extension or renewal thereof. In the event of any inconsistency between this Agreement and the Letter of Credit Documents, the Letter of Credit Documents shall prevail and govern.

                  (b) Each Letter of Credit issued by the Lender shall constitute a utilization of the Borrowing Limit, except that such utilization shall not create an outstanding balance under the Note for purposes of imposing an interest charge until the time (and to the extent) of any drawing under the Letter of Credit. To the extent that any draw on a Letter of Credit is not immediately repaid by the Companies to the Lender, it shall be deemed that the Companies have requested a Prime Rate Advance under the Revolving Loan.

                  (c) The Companies shall pay to the Lender, on demand, all drawing fees, acceptances, transfer fees, other administrative fees and all other usual and customary fees and transaction charges of the Lender in connection with Letters of Credit as described in Letter of Credit Documents as in effect from time to time. The Companies hereby irrevocably authorize the Lender to, and the Lender is hereby irrevocably authorized to, debit any demand deposit account or checking account of the Companies with the Lender for the purpose of making such payments.

                  (d) If any restriction is imposed upon the Lender or the Companies by any federal, state or other regulatory authority or any applicable law which, in the sole judgment of the Lender, prevents the Lender from issuing any further Letter of Credit, then the Lender shall so notify the Companies or the Companies shall notify the Lender, as the case may be, and the Lender shall not thereafter be obligated to issue any further Letters of Credit in violation of any restriction so long as such restriction shall remain in effect.

         3.8      Excess Borrowings

         If at any time the Revolving Loan Indebtedness shall exceed the Borrowing Limit, the Companies shall immediately pay cash to the Lender to be credited to the Revolving Loan in such amount as shall be necessary to reduce the Revolving Loan Indebtedness to the Borrowing Limit.

         3.9      Facility Fee.

         As a condition precedent to the effectiveness of this Agreement, the Companies shall pay the Lender a closing fee in the amount of $60,000.00. In addition, the Companies shall pay to the Lender a facility fee in an amount equal to .375% of Twelve Million Dollars ($12,000,000) minus the sum of (a) the Revolving Loan Indebtedness, plus (b) the Consignment Facility Indebtedness. Such fee shall be payable quarterly in arrears, shall be computed on the basis of a year of 360 days, counting the actual number of days elapsed and shall be payable within fifteen (15) days of the end of each calendar quarter, commencing with the calendar quarter ending September, 1999, and upon payment in full of the Note.

         3.10     Termination of Revolving Loan.

         The Revolving Loan shall terminate on the Maturity Date. ALL SUMS OUTSTANDING UNDER SAID REVOLVING LOAN WILL BE DUE AND PAYABLE UPON THE EARLIER OF (1) THE OCCURRENCE OF AN EVENT OF DEFAULT AND ACCELERATION OF THE OBLIGATIONS BY THE LENDER, OR (II) THE MATURITY DATE. Upon termination of the Revolving Loan, the Lender may credit any amounts then held by it to reduce the amount of such indebtedness in accordance with the provisions of Paragraph 15 hereof. Notwithstanding termination, until all Obligations have been fully satisfied, except for those specific covenants and conditions dealing with the making of Advances and the issuance of Letters of Credit, all terms and conditions of this Agreement shall remain in full force and effect.

         3.11     Default Interest Rate.

         The Companies hereby agree to pay upon demand, to the extent permitted by law, late charges on any sum or amount not paid when due under the Revolving Loan at a rate per annum equal to the Prime Rate plus five percent (5%), from the date of delinquency until payment in full.

4.       GENERAL PROVISIONS REGARDING ADVANCES UNDER REVOLVING LOAN.

         4.1      Interest.

                  (a) The Companies shall pay interest on each Advance under the Revolving Loan in arrears on each Interest Payment Date with respect thereto.

                  (b) Interest shall be calculated daily as to the outstanding principal balance on the basis of a 360 day year counting the actual number of days elapsed. Interest based upon the Prime Rate shall change on the effective date of each change in the Prime Rate.

                  (c) The Companies hereby authorize the Lender to charge or debit at any time and from time to time any demand deposit account maintained by the Companies with the Lender in order to pay sums properly payable under the Revolving Loan. The Lender shall be entitled to rely upon this authorization.

         4.2      Requests for Advances under the Revolving Loan.

                  (a) The Companies shall give to the Lender telephonic notice (confirmed in writing by the Lender) of each Advance under the Revolving Loan requested hereunder. Each such notice shall be irrevocable and binding on the Companies and shall obligate the Companies to accept the Advance requested from the Lender on the proposed Drawdown Date.

                  (b) Requests for any Advances with an interest rate based upon the Prime Rate shall be furnished to the Lender no later than 10:00 a.m. (Boston time) on the same Business Day as the proposed Drawdown Date. Each such notice shall specify (i) the principal amount of the Advance requested, and (ii) the proposed Drawdown Date of such Advance
         .

                  (c) Requests for any Advances with an interest rate based upon the LIBOR Rate shall be furnished to the Lender by 12:00 noon (Boston time) three (3) Eurodollar Business Days prior to the proposed Drawdown Date. Each such notice shall specify (i) the principal amount of the Advance requested, (ii) the proposed Drawdown Date of such Advance,
         (iii) the Interest Period for such Advance, and (iv) whether it is an Advance under the Revolving Loan.

         4.3      Conversion Options.

                  (a) The Companies may elect from time to time to convert any outstanding Advance to an Advance of another Type, provided that (i) with respect to any such conversion of a LIBOR Rate Advance into an Advance of another Type, such conversion shall only be made on the last day of the Interest Period with respect thereto; (ii) with respect to any such conversion of a Prime Rate Advance to a LIBOR Rate Advance, the Companies shall give the Lender at least three (3) Eurodollar Business Days' prior written notice of the day on which such election is effective; and (iii) no Advance may be converted into a LIBOR Rate Advance when the Lender has declared the existence of an Event of Default hereunder. The Companies shall give to the Lender telephonic notice (confirmed in writing by the Lender) of their decision to convert an outstanding Advance to an Advance of another Type. All or any part of outstanding Advances of any Type may be converted as provided herein. Each Conversion Request shall be irrevocable by the Companies.

                  (b) Any Advances of any Type may be continued as such upon the expiration of an Interest Period with respect thereto by giving to the Lender telephonic notice (confirmed in writing by the Lender) of the Companies' decision to continue an outstanding Advance as such; provided that no LIBOR Rate Advance may be continued as such when the Lender has declared the existence of an Event of Default hereunder, but shall be automatically converted to a Prime Rate Advance on the last day of the first Interest Period relating thereto ending during the continuance of such Event of Default.

                  (c) In the event that the Companies do not notify the Lender of their election hereunder with respect to any Advance, such Advance shall be automatically converted to a Prime Rate Advance at the end of the applicable Interest Period.

         4.4      Optional Repayments of Advances.

         The Companies shall have the right, at their election, to repay the outstanding amount of the Advances, as a whole or in part, at any time without penalty or premium; provided that the full or partial prepayment of the outstanding amount of any LIBOR Rate Advances pursuant to this Paragraph may be made only on the last day of the Interest Period relating thereto. At the time of any repayment of a LIBOR Rate Advance, the Companies shall give the Lender notice that they are repaying a LIBOR Rate Advance and shall specify the principal amount to be paid. Each such partial prepayment of the Advances shall be accompanied by the payment of accrued interest on the principal repaid to the date of payment. In the event that the Companies do not notify the Lender at the time of a repayment of any Advance under this Paragraph whether they intend to repay a Prime Rate Advance or a LIBOR Rate Advance, it shall be deemed that they are repaying a Prime Rate Advance.

         4.5      Inability to Determine LIBOR Rate,.

         In the event, prior to the commencement of any Interest Period relating to any LIBOR Rate Advance, the Lender shall determine that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate that would otherwise determine the rate of interest to be applicable to any LIBOR Rate Advance during any Interest Period, the Lender shall forthwith give notice of such determination (which shall be conclusive and binding on the Companies) to the Companies. In such event, (a) any request for a LIBOR Rate Advance shall be automatically withdrawn and shall be deemed a request for a Prime Rate Advance,
(b) each LIBOR Rate Advance will automatically, on the last day of the then current Interest Period thereof, become a Prime Rate Advance, and (c) the obligation of the Lender to make LIBOR Rate Advances shall be suspended until the Lender determines that the circumstances giving rise to such suspension no longer exist, whereupon the Lender shall so notify the Companies.

         4.6      Illegality.

         Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for the Lender to make or maintain LIBOR Rate Advances, the Lender shall forthwith give notice of such circumstances to the Companies and thereupon (a) the agreement of the Lender to make LIBOR Rate Advances shall forthwith be suspended and (b) the LIBOR Rate Advances then outstanding shall be converted automatically to Prime Rate Advances on the last day of each Interest Period applicable to such LIBOR Rate Advances or within such earlier period as may be required by law. The Companies shall promptly pay the Lender any additional amounts necessary to compensate the Lender for any costs incurred by the Lender in making any conversion in accordance with this Paragraph, including any interest or fees payable by the Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Advances hereunder.

         4.7      Indemnity.

         The Companies shall indemnify the Lender and hold the Lender harmless from and against any reasonable loss, cost or expense (including loss of anticipated profits) that the Lender may sustain or incur as a consequence of
(a) default by the Companies in payment of the principal amount of, or any interest on, any LIBOR Rate Advances as and when due and payable, including any such loss or expense arising from interest or fees payable by the Lender to lenders of funds obtained by it in order to maintain its LIBOR Rate Advances;
(b) default by the Companies in making a borrowing or conversion after the Companies have given (or are deemed to have given) a request for Advance or a Conversion Request; and (c) the making of any payment of a LIBOR Rate Advance or the making of any conversion of any such Advance to a Prime Rate Advance on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by the Lender to lenders of funds obtained by it in order to maintain any such Advances.

5.       FORWARD CONTRACTS.

         5.1 Forward Contracts. Subject to the terms, conditions and provisions of this Agreement, the Lender, at the request of the Companies, shall provide for Forward Contracts with respect to Precious Metals.

         5.2      Limitations on Forward Contracts.

                  (a) The Lender's obligation to provide Forward Contracts to the Companies is subject to the following:

                           (i)      No Suspension Event is then existing; and

                           (ii) The aggregate Forward Contract Exposure does not exceed $1,500,000.00.

                  (b) No Forward Contract shall have a maturity which is less than ten (10) Business Days prior to the Maturity Date.

         5.3 Procedures Concerning Forward Contracts. The Lender shall give notice to the Companies of the terms and procedures which the Lender requires in connection with the Forward Contracts and the payments required thereunder (including the Breakage Fees).


6.       AUTHORIZED REPRESENTATIVES.

         The Companies shall deliver to the Lender a certificate or letter certifying to the Lender the name(s) of all Authorized Representatives, in the form attached hereto as Exhibit B. The Lender may conclusively rely on such certificate or letter until it shall receive a further certificate from the Companies in form acceptable to the Lender canceling or amending the prior list of Authorized Representatives. Any person identifying himself or herself as an Authorized Representative of the Companies shall have the right to effect transactions under this Agreement. The Lender shall have no responsibility or obligation to ascertain whether the person is in fact the Authorized Representative of the Companies which he or she claims to be or is, in fact, authorized to effect the transaction. At its option, the Lender may verify any telephonic or telegraphic request for transaction by calling an Authorized Representative, and where more than one Authorized Representative is so authorized, by calling an Authorized Representative or other individual other than the caller or the individual initiating the transaction. The Companies authorize the Lender at its option to record electronically all telephonic requests for transactions that the Lender may receive from the Companies or any other person purporting to act on behalf of the Companies.

7.       CONDITIONS.

         7.1      Conditions to the Lender's Obligations Hereunder.

         The obligation of the Lender to perform hereunder is subject to the following conditions precedent:

                  (a) The representations and warranties set forth in Paragraph 8 hereof shall be true and correct on and as of the date hereof and the date each Advance, consignment or other accommodation is requested and is to occur.

                  (b) The  Parent and the  Companies  shall  have  executed  and delivered to the Lender, or shall have caused to be executed and delivered to the Lender in form and substance acceptable to the Lender, upon the execution of this Agreement, all agreements required by the Lender for the purpose of securing payment and performance of the Parent's and/or Companies' obligations under this Agreement, together with any other documents required by the terms hereof or thereof, including, without limitation, the Security Agreements, and all insurance required by the terms hereof and the Security Agreements, the Parent Guaranty, the Parent Stock Pledge Agreement, the Trademark Security Agreement, the Company Guaranties, the Assignment of the Key Man Life Insurance and the Lockbox Agreement, all of which shall at all times remain in full force and effect.

                  (c) The Lender shall have received on the date hereof (i) the favorable written opinion of special counsel for the Parent and the Companies, dated the date hereof, satisfactory to the Lender and its counsel in scope and substance; and (ii) such other supporting documents and certificates as the Lender or its special counsel may request.

                  (d) There shall have been no material adverse change in the Parent's or Companies' financial condition or their financial or business prospects, from those represented in any financial statement or other information submitted to the Lender or upon which the Lender has relied.

                  (e) All legal matters incident to the transactions hereby contemplated shall be satisfactory to counsel for the Lender.

                  (f) The Lender shall have  completed  an adequate  pre-funding examination of the Parent and the Companies evidencing, among other things, satisfactory precious metal controls, physical security controls and satisfactory account receivables.

                  (g) The Lender shall have received the Parent's and the Companies' Financial Statements, which Financial Statements shall be satisfactory to the Lender in all respects.

                  (h) The Lender shall have received the updated budget for the Parent and the Companies, which shall be satisfactory to the Lender in all respects.

                  (i) No Event of Default as specified in Paragraph 12.1 hereof, nor any event which upon notice or lapse of time or both would constitute such an Event of Default, shall have occurred and be continuing.

         7.2      Companies' Confirmation.

         The Companies' request to the Lender for (i) the delivery of Precious Metal under the Consignment Facility, or (ii) the making of an Advance under the Revolving Loan, (iii) the entering into a Forward Contract, or (iv) the issuance of a Letter of Credit, shall be deemed to be a representation and warranty to the Lender that the respective conditions specified in Paragraph 6.1 for such consignment and/or Advance and/or Forward Contract and/or Letters of Credit have been satisfied.

8.       SECURITY.

         The Obligations of the Companies under this Agreement and the Company Guaranties shall be secured by the Security Agreement and the Trademark Security Agreement and the obligations of the Parent under the Parent Guaranty shall be secured by the Parent Stock Pledge Agreement.

9.       REPRESENTATIONS AND WARRANTIES.

         As a material inducement to the Lender, the Parent and the Companies hereby represent and warrant to the Lender (which representations and warranties shall survive the execution of this Agreement and the consignment of Consigned Precious Metals, the making of Advances, the entering into of Forward Contracts and the issuance of Letters of Credit that:

         9.1 Corporate Authority. The Parent and each Company (i) is duly organized, validly existing and in good standing under the laws of its state of incorporation, (ii) has the requisite corporate power and authority to own its properties and to carry on business as now being conducted, and holds all material permits, authorizations and licenses, without material restrictions or limitations, which are necessary for such ownership or business activity, and
(iii) is qualified to do business in every jurisdiction where such failure to qualify would have a material adverse effect on the Company, and has the requisite corporate power to execute, deliver and perform this Agreement and the Security Agreements. The Parent and Companies have no reason to believe that any such material permits, authorizations or licenses will be revoked, canceled, rescinded, modified or lost.

         9.2 No Conflict. The execution, delivery and performance by the Parent and the Companies of the terms and provisions of this Agreement, the Note, the Security Agreement, the Parent Guaranty, the Parent Stock Pledge Agreement and each other Loan Document have been duly authorized by all requisite corporate action and will not violate any material provision of law, any order of any court or other agency of government, the corporate charter, articles of incorporation or by-laws of the Parent or any of the Companies or any material term of any indenture, agreement or other instrument to which the Parent or any Company is a party, or by which the Parent or any Company is bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or, except as may be provided by this Agreement, result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Parent or the Companies pursuant to, any such indenture, agreement or other instrument.

         9.3 Litigation. There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of any of the Companies threatened, against or affecting the Parent or any of the Companies which, if adversely determined, would have a material adverse effect on the business, operations, properties, assets or condition, financial or otherwise, of the Parent or the Companies.

         9.4 Other Agreements. Neither the Parent nor any Company is a party to any agreement or instrument or subject to any charter or other corporate restriction adversely affecting its business, properties or assets, operations or conditions, financial or otherwise.

         9.5 Default. Neither the Parent nor any Company is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party.

         9.6 Financing Statements. Other than the financing statements identified on Schedule C, no financing statement or agreement is on file in any public office pertaining to or affecting the Consigned Precious Metal, Receivables, Inventory, or any assets of the Parent or the Companies, now owned or hereafter acquired, except for financing statements in favor of the Lender.

         9.7 Assets. The Parent and each Company have good title to all of its properties and assets, free and clear of all mortgages, security interests, restrictions, liens and encumbrances of any kind, except for Permitted Liens.

         9.8 Representations. No statement of fact made by or on behalf of the Parent or any Company in this Agreement or in any certificate or schedule furnished to the Lender pursuant hereto, contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein or herein not misleading. There is no fact presently known to the Parent or any Company which has not been disclosed to the Lender which materially affects adversely, nor as far as the Parent or the Companies can reasonably foresee, will materially affect adversely the property, business, operations or condition (financial or otherwise) of any Company.

         9.9 Taxes. The Parent and each Company have filed all federal, state and local tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments, except those contested in good faith.

         9.10 Binding Obligations. This Agreement, the Note, the Security Agreements and all other agreements securing this Agreement have been duly executed and delivered by the Parent and the Companies and constitute legal, valid and binding obligations of the Parent and the Companies, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization and other similar laws of general application affecting the rights of creditors generally.

         9.11 No Event of Default.  No Event of Default as defined in  Paragraph
10.1 hereof, and no event which, with the passage of time or the giving of notice, or both, would become such an Event of Default, has occurred and is continuing.

         9.12 ERISA. No "prohibited transaction" or "accumulated funding deficiency" or "reportable event" has occurred with respect to any "single employer plan" of the Parent or any Company. Neither the Parent or any Company has received notice that any "multi-employer plan" as to which it or any "commonly controlled entity" would have liability if it or any "commonly controlled entity" were to withdraw therefrom, is in "reorganization" or "insolvent" (as each of the quoted terms is defined or used in the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code of 1986, as amended (the "Code")).

         9.13 Hazardous Substances. The Parent and each of the Companies are in compliance in all material respects with all federal, state and local statutes relating to the handling, storage, use or disposal of chemicals and other hazardous substances used in the course of its business.

         9.14 Financial Statements. The Parent and each of the Companies have furnished to the Lender the Financial Statements which have been prepared in accordance with GAAP on a basis consistent with that of preceding periods and which are complete and correct and fairly present the financial condition of the Companies as at said dates, and the results of their operations for the year or other period ended on said date. Since the date of the Financial Statements, there has been no material adverse change in the financial condition of the Parent or any Companies.

         9.15 Year 2000  Compliance:  The Parent and each of the Companies  have
(i) reviewed the areas within their business and operations which could be adversely affected by failure to become "Year 2000 Compliant" (that is that computer application, imbedded microchips and other systems used by the Parent and the Companies will be able to properly recognize and perform date sensitive functions involving certain dates prior to and any date after December 31,
1999); (ii) developed a
detailed plan and timetable to become Year 2000 Compliant in a timely manner; and (iii) committed adequate resources to support their Year 2000 plan. Based on such review and plans the Parent and each of the Companies reasonably believe that they will become Year 2000 Compliant on a timely basis except to the extent that a failure to do so will not have a material adverse effect on the business and operations of the Parent and the Companies.

10.      AFFIRMATIVE AND NEGATIVE COVENANTS.

         From the date hereof and until (a) the Obligations have been paid in full, (b) the Consignment Facility has been terminated, (c) no Letters of Credit are outstanding, and (d) the Lender has no obligation to make Advances, consign Precious Metal, provide Forward Contracts or issue Letters of Credit, the Parent and the Companies shall:

         10.1 Licenses and Permits. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect their corporate existence, rights, licenses, permits and franchises and comply with all laws and regulations applicable to the Parent and each Company; at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of their property used or useful in the conduct of their respective businesses and keep the same in good repair, working order and condition, and from time to time, make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         10.2 Taxes. Pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges or levies imposed upon them or upon their respective income and profits or upon any of their property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a lien or charge upon such properties or any part thereof, provided that the Parent and Companies shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and they shall have set aside on their books adequate reserves with respect to any such tax, assessment, charge, levy or claim, so contested, and provided, further, that payment with respect to any such tax, assessment, charge, levy or claim shall be made before any notice of lien has been filed.

         10.3 Financial Condition. Furnish to the Lender promptly, from time to time, such information regarding their operations, assets, business affairs and financial condition, as the Lender may reasonably request and promptly advise the Lender of any material adverse change in their condition, financial or otherwise.

         10.4 Litigation. Give prompt written notice to the Lender of any proceedings instituted against the Parent or any Company or any entity with whom the Parent or any Company is in partnership by or in any Federal or state court or before any commission or other regulatory body, Federal, state or local, which, if adversely determined, would have a materially adverse effect upon their business, operations, properties, assets, or condition, financial or otherwise.

         10.5 Inspections. Permit agents or representatives of the Lender to inspect, at reasonable hours and upon reasonable notice in the case of the annual audit, the Consigned Precious Metal and the Parent's and Companies' books and records and to make abstracts or reproductions of such books and records and permit the Lender's audit staff to conduct audits and field examinations of the Parent and the Companies at the Companies' expense and semi-annual field examinations of the Corporation.

         10.6 Inventories. Permit agents or representatives of the Lender, (i) at reasonable times and upon reasonable notice in the case of the annual audit, and at any time in case of emergency, to take a physical inventory of the Consigned Precious Metal, at the Companies' expense, which physical inventory shall take place not more frequently than twice every year; provided, however, that if an Event of Default has occurred and is continuing, the Companies shall permit agents or representatives of the Lender to take such physical inventory at any time; and (ii) to make one unannounced spot check each year, at the Companies' expense.

         10.7 Financing Statements. Promptly join with the Lender from time to time in executing one or more financing statements pursuant to the Uniform Commercial Code in form satisfactory to the Lender, and execute such other instruments in form suitable for recording or filing as may be reasonably required by the Lender hereunder.

         10.8 Liens. Not create, incur, assume or suffer to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on (i) any of the Consigned Precious Metal, (ii) any products or property now or hereafter owned which does or will include Consigned Precious Metal, or (iii) any of the Parent's or any of the Companies' assets and properties, whether now owned or hereafter acquired except for:

                  (a) purchase money security interests securing no more than Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate at any time; and

                  (b)      Permitted Liens.

         10.9 Disposition of Property. Not sell, lease, transfer or otherwise dispose of the Parent's or any of the Companies' properties, assets, rights, licenses and franchises to any person, except for sales of inventory and other assets in the ordinary course of the Parent's or such Company's business, and sales or dispositions of machinery and equipment which are obsolete or no longer useful to such Company in its business.

         10.10 Corporate Status. Not dissolve, liquidate, consolidate with or merge with, or otherwise acquire all or substantially all of the assets or properties of, any other person or business other than (i) the purchase of assets of failed businesses in the ordinary course of the Parent's or any of the Companies' business and (ii) the Reliable Acquisition; or make any substantial change in the Parent's or any Company's executive management or ownership (e.g., in excess of 10%); and not change the Parent's or any Company's corporate name unless it has provided the Lender with forty-five (45) days' prior written notice thereof.

         10.11 Management Contract. Not turn over the management of, or enter into a management contract with respect to, the Parent's or any of the Companies' properties, assets, rights, licenses and franchises.

         10.12 Consigned Precious Metal. Not grant any security interest or ownership rights to any customer with respect to any of the Consigned Precious Metal whether or not such customers have prepaid orders for the Consigned Precious Metal or any products or property which does or will include the Consigned Precious Metal.

         10.13 Guaranties. Not guarantee, endorse or otherwise in any way become or be responsible for obligations of any other person, except endorsements of negotiable instruments for collection in the ordinary course of business, and in connection herewith.

         10.14 Sale - Leaseback. Not enter into any arrangement, directly or indirectly, with any person whereby the Parent or any Company shall sell or transfer any property, real, personal or mixed, used or useful in the Parent's or such Company's business, whether now owned or hereafter acquired, and thereafter rent or lease such property.

         10.15 Loans and Investments. Not purchase, invest in or otherwise acquire or hold securities, including, without limitation, capital stock and evidences of indebtedness of, or make loans or advances to, or enter into any arrangement for the purpose of providing funds or credit to, any other person, including loans and investments to any Affiliates whether in the ordinary course of business or not, except:

                  (a) advances to officers, employees with respect to reasonable expenses incurred by such officers and employees for the benefit of the Companies, which expenses are properly reimbursable by the Companies;

(b) investments in short-term obligations of the United States or certificates of deposit of the Lender;

(c) loans and advances from one Company to another Company;

(d) advance payments made to the Companies' suppliers in amounts not to exceed One Hundred Thousand Dollars ($100,000.00) in the aggregate outstanding at any time.

         10.16 Business. Not engage, directly or indirectly, in a business substantially different from the business now being conducted.

         10.17 Receivables. Not sell, assign, discount or dispose in any way of any accounts receivable, promissory notes or trade acceptances held by the Companies, with or without recourse, except:

(a) security interests granted pursuant to the Security Agreement, and

(b) for collection (including endorsements) in the ordinary course of business; and

(c) security interests granted to Alliance Capital Investments Corp., which security interests are junior in priority to the security interests granted to the Lender pursuant to the Security Agreement.

         10.18 Dividends. If (i) an Event of Default has occurred and is continuing or (ii) the payment of cash dividends, redemption of capital stock, or making of distributions shall immediately or solely with the passage of time trigger an Event of Default, not declare or pay any dividends to, or redeem capital stock held by, or make any distributions of cash or property to, any of the stockholders of the Parent or the Companies (other than the payment of usual and ordinary salaries to employees who are also stockholders).

         10.19 Consignments. Not obtain Precious Metal on consignment or credit from any supplier, lender, consignor or financial institution other than the Lender or another Company unless, if required by the Lender, such consignor enters into an intercreditor agreement reasonably satisfactory to the Lender.

10.20 Financial Statements. Unless otherwise explicitly waived by the Lender in writing, furnish to the Lender:

                  (a) within forty-five (45) days after the end of each quarter of the Parent's and each of the Companies' Fiscal Years, an unaudited balance sheet as of the end of such quarter, and an unaudited statement of earnings for the Fiscal Year through the end of such quarter, including combined and combining statements, prepared by the Parent or such Companies and certified by their chief financial officers, which certification shall include a calculation of compliance with all financial covenants, and

                  (b) within ninety (90) days after the end of each of the Companies' Fiscal Years, (i) similar audited statements as of the end of such Fiscal Year and for such Fiscal Year, prepared and certified by an independent certified public accountant selected by the Companies and acceptable to the Lender; such statements to be accompanied by such accountant's written confirmation of the balance of all Consigned Precious Metal as of the end of such Fiscal Year, and such accountant's statement to the effect that such accountant has examined the provisions of this Agreement and that, to the best of his knowledge, the Companies are in compliance with all financial covenants contained herein, and (ii) internally generated consolidated combined statements of the Parent and the Companies as of the end of each Fiscal Year, and

                  (c)  on  Monday  of  each  week,  a  weekly   borrowing   base
         certificate as of the preceding Friday, in form acceptable to the Lender, and

                  (d) within twenty (20) days of the end of each month, a borrowing base certificate containing inventory reports and accounts receivable and accounts payable reports and agings in the form attached hereto as Exhibit F, and

                  (e) within thirty (30) days after the end of the Parent's and Companies' Fiscal Year, financial projections, including balance sheets and income statements, for the following Fiscal Year;

                  (f) within twenty (20) day of each month end, an internally prepared monthly financial statement for the Parent and each of the Companies setting forth comparisons with the projections to be furnished in accordance with subsection (e) above; and

                  (g) promptly, from time to time, such other information regarding its operations, assets, business, affairs and financial condition, including, without limitation, accounts receivable reports and agings as the Lender may reasonably request.

         10.21 ERISA. Not permit any pension plan maintained by the Parent or the Companies or by any member of a "controlled group" (ERISA 210(c)) or "corporation or group of trades or businesses under common control" (ERISA 210(d)) of which the Companies is a member to: (i) engage in any "prohibited transaction" (ERISA 406 that is not exempt under ERISA 408); (ii) fail to report to the Lender a "reportable event" (ERISA 4043) within thirty (30) days after its occurrence; (iii) incur any "accumulated funding deficiency" (ERISA 302);
(iv) terminate its existence at any time in a manner which could result in the imposition of a lien on the property of the Parent or the Companies or any of its Subsidiaries; or (v) fail to report to the Lender any "complete withdrawal" or "partial withdrawal" by the Companies or any of its Subsidiaries of an affiliate from a "multi-employer plan" (ERISA 4203, 4205 and 4001 respectively) (the quoted terms are defined in the respective sections of ERISA cited above).

         10.22    Environmental Matters.  With respect to environmental matters:

                  (a) comply strictly and in all respects with the requirements of all federal, state, and local environmental laws; notify the Lender promptly upon knowledge thereof in the event of any spill, hazardous waste pollution or contamination affecting the Premises;

                  (b) forward to the Lender promptly any notices relating to such matters received from any governmental agency; and pay promptly when due any fine or assessment against the Premises for which it or they are responsible; immediately contain and remove any hazardous or toxic material found on the Premises in violation of applicable law, which work must be done in compliance with applicable laws and at the Parent and the Companies' expense; and the Parent and the Companies hereby agree that the Lender has the right, at its sole option but at the Companies' expense, to have an environmental engineer or other representative review the work being done;

                  (c) promptly upon the reasonable request of the Lender, provide the Lender with an environmental site assessment report or an update of any existing report, all in scope, form and content and performed by such company as may be reasonably satisfactory to the Lender; and

                  (d) indemnify,  defend,  and hold the Lender harmless from and
         against  any  claim,  cost,  damage  (including,   without  limitation,
         consequential damages), expense (including, without limitation, attorneys' fees and expenses), loss, liability, or judgment now or hereafter arising as a result of any claim for environmental cleanup costs, any resulting damage to the environment and any other environmental claims against the Parent or Companies, the Lender, or the Premises. The provisions of this subparagraph (d) shall continue in effect and shall survive (among other events) any termination of this Agreement, foreclosure, a deed in lieu of foreclosure transaction, payment and satisfaction of the obligations evidenced hereby or incurred pursuant hereto, and release of any collateral.

         10.23 Insurance. Keep their insurable properties adequately insured at all times, by financially sound and reputable insurers, to such extent and against such risks, including fire and other risks insured against by extended coverage, and maintain liability and such other insurance as is customarily maintained by companies engaged in similar businesses.

         10.24 Debt to Worth Covenant. Maintain a ratio of Total Debt to Tangible Net Worth of not more than 3.50:1.00 as of the end of each fiscal quarter.

         10.25 Cash Flow. Maintain a ratio of the Operating Cash Flow to the Total Debt Service of not less than 1.50:1.00 at the end of each fiscal quarter, tested on a quarterly basis for each fiscal quarter ending prior to June 30, 2000, and thereafter on a rolling four quarter basis.

         10.26  Minimum  Excess   Availability.   Upon  the  execution  of  this
Agreement, have a minimum borrowing availability of $500,000.00 in excess of the Borrowing Limit after payment of all closing costs.

         10.27 Indebtedness. Not incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness or liability, including indebtedness incurred as the lessee of goods or services under leases whether or not, in accordance with GAAP, such leases should be reflected on the lessee's balance sheet, except:

                  (a)      Indebtedness to the Lender;

                  (b) Indebtedness with respect to trade obligations and other normal accruals in the ordinary course of business not yet due and payable, or with respect to which they are contesting in good faith the amount or validity thereof by appropriate proceedings, and then only to the extent they have set aside on their books adequate reserves therefor;

                  (c)      Indebtedness from one Company to any other Company;

                  (d) purchase money Indebtedness of no more than Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate at any time;

                  (e)  Indebtedness  incurred as the lessee of goods or services
         under  leases  not  to  exceed  Two  Hundred  Fifty  Thousand   Dollars
         ($250,000) in the aggregate at any time; and

                  (f)      Indebtedness set forth on Exhibit G.

         10.28 Transactions with Affiliates. Not, directly or indirectly, enter into any transaction (including the transfer or lease of any property or the rendering of any service) with any Affiliate of a Company unless (a) such transaction is in the ordinary course of business of such Company, and (b) such transaction is on fair and reasonable terms no less favorable to such Company than those terms that might be obtained at the time in a comparable arm's length transaction with an entity who is not an Affiliate of such Company or, if such transaction is not one that by its nature could be obtained from such other entity, is on fair and reasonable terms and was negotiated in good faith.

         10.29 Use of Proceeds. Not use for, pay or distribute to, or for the benefit of, any Affiliate of the Companies, directly or indirectly, as a payment or as a loan or investment, or in any other manner, any of the Consigned Precious Metal or any of the proceeds of the Revolving Loan.

         10.30 Lockbox Agreement. The Companies shall comply with the terms and conditions of the Lockbox Agreement to be entered into with the Lender in the form of Exhibit H prior to the effectiveness of this Agreement pursuant to which, among other things, all domestic cash receipts of the Companies shall be deposited, with the collection proceeds to be applied to the Advances on a daily basis.

11.      EVENTS OF DEFAULT AND ACCELERATION.

         11.1 Events of Default. In each case of the occurrence of any one or more of the following events (each of which is herein called an "Event of Default"):

                  (a) the Companies shall fail to pay the purchase price for Consigned Precious Metal pursuant to Section 2.3(b) hereof when the same becomes due and payable as set forth in Section 2.3(b); or

                  (b) the Companies shall fail to pay any other principal, interest, consignment fees or other charges in respect of any of the Obligations within three (3) day of when due; or

(c) default in the performance of any of the Companies' other obligations or agreements hereunder; or

                  (d) any representation or warranty made herein or in any certificate, statement or agreement furnished by the Companies in connection with this Agreement shall prove to be false or misleading in any material respect; or

                  (e) default in the payment or performance of any other obligation or indebtedness of the Companies to the Lender, whether now or hereafter existing and howsoever arising, incurred or evidenced; or

                  (f) any of the Companies shall (A) make an assignment for the benefit of creditors, or (B) file or, (for a period of ninety (90) continuous days), suffer the filing of any voluntary or involuntary petition under any chapter of the Bankruptcy Act by or against the

         Companies, or (C) apply for or permit the appointment of a receiver, trustee or custodian of any of the property or business of any of the Companies; or (D) become insolvent to suffer the entry of an order for relief under Title 11 of the United States Code; or (E) make an admission of its inability to pay its debts as they become due; or

                  (g) the occurrence of any loss, theft or destruction of or damage to any of the Consigned Precious Metal for which there is no insurance acceptable to the Lender; or

(h) the occurrence of any attachment on any of the Consigned Precious Metal;
         or

(i) the occurrence of any attachment on any collateral for the Companies' obligations hereunder; or

                  (j) default with respect to any evidence of Indebtedness of the Companies in excess of One Hundred Thousand Dollars ($100,000) (other than to the Lender), if the effect of such default is to accelerate the maturity of such indebtedness or to permit the holder thereof to cause such indebtedness to become due prior to the stated maturity thereof, or if any indebtedness of the Companies in excess of One Hundred Thousand Dollars ($100,000) (other than to the Lender) is not paid, when due and payable, whether at the due date thereof or a date fixed for prepayment or otherwise; or

                  (k) the determination by the Lender in good faith that a Company has suffered a material adverse change in its business or financial condition; or

                  (l) the occurrence of any event of default (after the expiration of any applicable grace period) under any agreement now or at any time hereafter securing or guaranteeing performance of this Agreement, including, without limitation, the Security Agreements; or

                  (m) The occurrence of any of the foregoing by or with respect to the Parent.

then in any such event, at the option of the Lender (A) the obligations of the Lender hereunder shall terminate, (B) the Companies shall promptly return to the Lender all Consigned Precious Metal theretofore consigned to but not purchased and paid for by the Companies, and (C) all the Companies' obligations to the Lender (including, without limitation, those under the Consignment Facility and the Revolving Loan shall become immediately due and payable without presentment, demand or notice, all of which are hereby expressly waived, notwithstanding any credit or time allowed to the Companies or any instrument evidencing any of the Companies obligations to the Lender. The Lender shall in addition have all of the rights and remedies of a secured party under the Uniform Commercial Code with respect to any collateral now or hereafter securing the Companies' obligations hereunder. The Companies shall, at the Lender's request, immediately assemble all such collateral and Consigned Precious Metal, and the Lender may go upon the Companies' premises to take immediate possession thereof. The Companies shall pay all reasonable legal expenses and attorneys' fees incurred by the Lender in enforcing the Lender's rights, powers and remedies under this Agreement.

         11.2 Waiver. No failure or delay on the Lender's part to exercise or to enforce any of the Lender's rights hereunder or under any other instruments or agreement evidencing any of the Companies' obligations to the Lender or to require strict compliance with the terms hereof or thereof in any one or more instances and no course of conduct on the Lender's part shall constitute or be deemed to constitute a waiver or relinquishment of any such rights hereunder unless it shall have signed a waiver thereof in writing and no such waiver, unless expressly stated therein, shall be effective as to any transaction which occurs after the date of such waiver or as to any continuance of a breach after such waiver. The Lender's rights hereunder shall continue unimpaired notwithstanding any extension of time, compromise or other indulgence granted by the Lender, to the Companies with respect to any of the Companies' obligations to the Lender or any instrument given the Lender in connection therewith, and the Companies hereby waive notice of any such extension, compromise or other indulgence and consent to be bound thereby as if they had expressly agreed thereto in advance.

12.      INDEMNIFICATION.

         The Companies agree to indemnify and hold harmless the Lender from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Agreement or any other documents or agreements executed or delivered in connection herewith and any related documents or the transactions contemplated hereby other than to the extent that such liability, claim, action, suit, loss, damages or expense is the result of gross negligence or willful misconduct of the Lender, and excluding any of the foregoing which arise out of claims, actions, and suits brought by the Companies, including, without limitation, (a) any actual or proposed use by the Companies or any of their Subsidiaries of the proceeds of any of the Advances,
(b) the Companies or any of their Subsidiaries entering into or performing this Agreement or any of the other documents or agreements executed or delivered in connection herewith and any related documents or (d) with respect to the Companies and their Subsidiaries and their respective properties and assets, in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Lender shall be entitled to select its own counsel and, in addition to the foregoing indemnity, the Companies agree to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Companies under this Paragraph are unenforceable for any reason, the Companies hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this Paragraph shall survive the repayment of the Advance and the termination of the obligations of the Lender hereunder.

13.      SET OFF

         Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of where such deposits are held) or other sums credited by or due from the Lender to the Companies and any securities or other property of the Companies in the possession of the Lender may be applied to or set off against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Companies to the Lender. The Lender agrees to furnish the Companies with notice of set off after the occurrence of an Event of Default promptly after the exercise of such right.

14.      NO ASSIGNMENT.

         The rights of the Companies under this Agreement may not be assigned to any third party without the prior written consent of the Lender. All covenants and agreements of the Companies contained herein shall bind the Companies and their successors and assigns, and shall inure to the benefit of the Lender, and its successors and assigns.

15.      EXPENSES.

         The Companies will upon request by the Lender pay the reasonable legal and other expenses incurred by the Lender (including, without limitation, the fees and disbursements of the Lender's special counsel) in connection with the preparation, implementation, amendment or enforcement, if any, of this Agreement.

16.      GOVERNING LAW; MISCELLANEOUS.

         16.1 Governing Law. This Agreement shall be governed by and shall be construed under the laws of the Commonwealth of Massachusetts. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         16.2 Waiver of Jury Trial. To the extent that they may lawfully do so, the Companies hereby submit to the jurisdiction of the court of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts, as well as to the jurisdiction of all courts from which an appeal may be taken from the aforesaid courts, for the purpose of any suit, action or other proceeding arising out of the breach by the Companies of any of its obligations under and with respect to this Agreement, and expressly waives any and an objections they may have as to venue in any of such courts. THE COMPANIES, TO THE EXTENT THEY MAY LAWFULLY DO SO, HEREBY EXPRESSLY WAIVE TRIAL BY JURY IN CONNECTION WITH ANY SUIT OR ACTION ARISING OUT OF OR CONCERNING THEIR OBLIGATIONS IN CONNECTION WITH THIS AGREEMENT OR ANY AGREEMENT SECURING THIS AGREEMENT.

         16.3 Survival of Representations and Covenants. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto, shall survive the consigning of Consigned Precious Metal by the Lender to the Companies, the making of Advances, the issuing of Letters of Credit, and the execution and delivery to the Lender of this Agreement, and shall continue in full force and effect so long as any indebtedness or obligation of the Companies to the Lender is outstanding and unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements contained in this Agreement by or on behalf of the Companies shall inure to the benefit of the successors and assigns of the Lender.

         16.4 Notices. All notices and other communications hereunder shall be in writing, except as otherwise provided in this Agreement; and shall be sent by any one of the following: certified mail, return receipt requested; overnight courier; confirmed telecopier; or by hand and shall be addressed (i) if to the Companies, to them at the Companies' Address and (ii) if to the Lender, to the Lender's Address set forth herein. Notices shall be deemed effective three (3) days after deposit in the mail, if sent by certified mail; the next Business Day, if sent by overnight courier; upon confirmation, if sent by confirmed telecopier; and upon delivery, if sent by hand. The address of any party hereto for such demands, notices and other communications may be changed by giving notice in writing at any time to the other party hereto.

         16.5 Amendments. No modification or waiver of any provision of this Agreement, nor consent to any departure by the Companies therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. No notice to, or demand, on the Companies, in any case, shall entitle the Companies to any other or future notice or demand in the same, similar or other circumstances.

         16.6 Waiver. Neither any failure or any delay on the part of the Lender in exercising any right, power or privilege hereunder or under any other instrument given as security therefor, shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or future exercise, or the exercise of any right, power or privilege.

         16.7 Federal Reserve Bank. The Lender may at any time pledge or assign all or any portion of the Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve bank; provided, however, that no such pledge or assignment shall release the Lender form the Lender's obligations hereunder or any other Loan Document.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

WITNESS:                                    WESTBURY METALS GROUP, INC.


____________________________________       By:________________________________
                                                              Title:


WITNESS:                                    WESTBURY ALLOYS, INC.


____________________________________       By:________________________________
                                                              Title:


WITNESS:                                     RELIABLE-WEST TECH, INC.


____________________________________       By:________________________________
                                                              Title:


WITNESS:                                   WESTBURY INTERNATIONAL, INC.


____________________________________       By:______________________________
                                                              Title:


WITNESS:                                   BANKBOSTON, N.A.


____________________________________       By:________________________________
                                                              Title:
501297.3

                                                   EXHIBIT INDEX


Exhibit A                  Secured Promissory Note

Exhibit B                  Authorized Representative Letter

Exhibit C                  Change in Consignment Limit Letter

Exhibit D                  Change in Consignment Rate

Exhibit E                  Liens

Exhibit F                  Borrowing Base Certificate

Exhibit G                  Indebtedness

Exhibit H                  Lockbox Agreement



                                 SCHEDULE INDEX

Schedule A                 Financing Statements

                                                     EXHIBIT C


                                                                , 1999


WESTBURY ALLOYS, INC.
RELIABLE-WEST TECH, INC.
WESTBURY INTERNATIONAL, INC.


Ladies and Gentlemen:

         Upon your acceptance of the terms of this letter agreement as evidenced by your execution and delivery to BANKBOSTON, N.A. ("BKB") on or before _______________, 199_, of a copy of this letter, WESTBURY ALLOYS, INC., RELIABLE-WEST TECH, INC., and WESTBURY INTERNATIONAL, INC., (together, the "Companies"), and BKB agree, effective _______________, 199_, to amend the definition of the Consignment Limit contained in Paragraph 1.15 of that certain Loan and Consignment Agreement dated ______________, 1999, as the same may have been heretofore amended (as amended, the "Loan and Consignment Agreement"), by and among BKB and the Companies to read as follows:

1.19.    "Consignment Limit" means an amount equal to:

                  (a)      the least of :

                           (i)                , or

                           (ii)               , or

                           (iii)                ;

                  (b) such limit as BKB and the Companies may agree upon from time to time as evidenced by an amendment in substantially the form of Exhibit D attached hereto and made a part hereof or in such other form as BKB shall require; or

                  (c)  such  other   limit  as  BKB  may  approve  in  its  sole
discretion.

         Except as amended hereby, the Loan and Consignment Agreement and an agreements securing or guaranteeing the Loan and Consignment Agreement shall remain in full force and effect and are in all respect hereby ratified and affirmed.

                                                              Very truly yours,

                                                              BANKBOSTON, N.A.


__________________________________                By:_______________________

                                                              Title:________

Accepted and agreed as of the ____ day of ________, 199_.

WESTBURY ALLOYS, INC.


By:_________________________________

Title:_______________________________


RELIABLE-WEST TECH, INC.


By:_________________________________

Title:_______________________________


WESTBURY INTERNATIONAL, INC.


By:_________________________________

Title:_______________________________

                                                     EXHIBIT D


                                                                  , 1999


WESTBURY ALLOYS, INC.
RELIABLE-WEST TECH, INC.
WESTBURY INTERNATIONAL, INC.


Ladies and Gentlemen:

         Pursuant to Paragraph 2.3(a) of that certain Loan and Consignment Agreement dated _______________. 1999, as the same may have been heretofore amended (as amended, the "Loan and Consignment Agreement") by and among Westbury Alloys, Inc., Reliable-West Tech, Inc., and Westbury International, Inc. (collectively, the "Companies"), and BankBoston, N.A., the undersigned hereby gives notice to the Companies that, effective _______________ the consignment rate set forth in said Paragraph _____ shall be changed from _______________ percent (_____%) per annum to ______________ percent _____%) per annum.

         Except as amended hereby, the Loan and Consignment Agreement shall remain in full force and effect.

                                                              Very truly yours,

                                                              BANKBOSTON, N.A.


____________________________________                          By:___________

                                                              Title:________